   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2000


                                                      REGISTRATION NO. 333-45516
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           YAMAHA MOTOR MASTER TRUST
                     (Issuer with respect to certificates)

                      YAMAHA MOTOR RECEIVABLES CORPORATION
                   (Originator of the trust described herein)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  9999                                 33-0592719
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)             Classification Code No.)                  Identification No.)

                          6555 KATELLA AVENUE, SUITE A
                           CYPRESS, CALIFORNIA 90630
                                 (714) 761-7500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                             RUSSELL D. JURA, ESQ.
                                 SENIOR COUNSEL
                          6555 KATELLA AVENUE, SUITE A
                           CYPRESS, CALIFORNIA 90630
                                 (714) 761-7500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

            MELANIE J. GNAZZO, ESQ.                          KENNETH A. WRIGHT, ESQ.
    GNAZZOTHILL, A PROFESSIONAL CORPORATION         SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         625 MARKET STREET, 11TH FLOOR                          FOUR TIMES SQUARE
        SAN FRANCISCO, CALIFORNIA 94105                     NEW YORK, NEW YORK 10036

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO           OFFERING PRICE            AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED           BE REGISTERED            PER UNIT             OFFERING PRICE      REGISTRATION FEE(1)
Floating Rate Series 2000-1
  Asset-Backed Certificates, Class
  A...................................     $171,000,000               100%                $171,000,000             $45,144
Floating Rate Series 2000-1
  Asset-Backed Certificates, Class
  B...................................      $12,000,000               100%                $12,000,000              $3,168


(1) Previously paid.

                         ------------------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee............................................  $    48,312
Printing and Engraving......................................       75,000
Trustee's Fee...............................................       14,000
Legal Fees and Expenses.....................................      150,000
Blue Sky Fees and Expenses..................................         0.00
Accountant's Fees and Expenses..............................       21,000
Rating Agency Fees..........................................      138,000
Miscellaneous Fees and Expenses.............................       10,000
                                                              -----------
  Total Expenses............................................  $456,312.00
                                                              ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides as follows:

    145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

        (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum,
    (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    Article XII of the Certificate of Incorporation of Yamaha Motor Receivables Corporation provides as follows:

        (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        (b) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct specified in this Article XII. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

        (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

        (d) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation. Expenses (including attorneys' fees) incurred by former directors and officers or employees or agents of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Corporation deems appropriate.

        (e) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
    (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section (e) to Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        (f) The indemnification and advancement of expenses provided by this
    Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        (g) Notwithstanding the foregoing provisions of this Article XII, amounts payable by the Corporation in accordance with this Article XII shall be payable solely to the extent of funds actually received by the Corporation that are in excess of funds necessary to satisfy the obligations of the Corporation pursuant to the Agreement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


NUMBER                                                        DESCRIPTION
------                                                        -----------
         1.1            --            Form of Underwriting Agreement(7)

         3.1            --            Amended and Restated Certificate of Incorporation of the
                                      Transferor(1)

         3.2            --            Bylaws of the Transferor(2)

         4.1            --            Form of Amended and Restated Master Pooling and Servicing
                                      Agreement among the Transferor, the Servicer and the
                                      Trustee(3)

         4.2            --            Form of Series 2000-1 Supplement to the Master Pooling and
                                      Servicing Agreement(7)

         5.1            --            Opinion of GnazzoThill, A Professional Corporation re:
                                      Legality

         8.1            --            Opinion of GnazzoThill, A Professional Corporation re: Tax
                                      Matters

        10.1            --            Form of Receivables Purchase Agreement between Yamaha Motor
                                      Corporation, U.S.A. and the Transferor(4)

        10.2            --            Form of Receivables Sale Agreement between Yamaha Motor
                                      Corporation, U.S.A. and Deutsche Financial Services
                                      Corporation(5)

        10.3            --            Form of Servicing Agreement between Yamaha Motor
                                      Corporation, U.S.A. and Deutsche Financial Services
                                      Corporation(6)

        10.4            --            First Amendment to Receivables Purchase Agreement between
                                      Yamaha Motor Corporation, U.S.A. and the Transferor, dated as of May 1, 1999(7)

        10.5            --            First Amendment to Receivables Sales Agreement between
                                      Yamaha Motor Corporation Corporation, U.S.A. and Deutsche
                                      Financial Services Corporation, dated as of May 1, 1999(7)

        10.6            --            First Amendment to the Amended and Restated Master Pooling
                                      and Servicing Agreement among the Transferor, the Servicer and the Trustee, dated as of November 19, 1999(7)

        10.7            --            First Amendment to Servicing Agreement between Yamaha Motor
                                      Corporation Corporation, U.S.A. and Deutsche Financial
                                      Services Corporation, dated as of May 1, 1999(7)

        23.1            --            Consent of GnazzoThill, A Professional Corporation
                                      (contained in Exhibit 5.1)

        23.2            --            Consent of GnazzoThill, A Professional Corporation
                                      (contained in Exhibit 8.1)

         24.            --            Powers of Attorney (included on page II-9)


------------------------

(1) Incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-74069.

(2) Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-72806.

(3) Incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-74069.

(4) Incorporated by reference to Exhibit 10.1 of Registration Statement No. 33-72806.

(5) Incorporated by reference to Exhibit 10.2 of Registration Statement No. 333-74069.

(6) Incorporated by reference to Exhibit 10.3 of Registration Statement No. 33-72806.

(7) Incorporated by reference to Amendment No. 1 to Registration Statement No. 333-45516.

    (b) Financial Statement Schedules

    Not applicable.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

        (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (e) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on November 21, 2000.


                                                       YAMAHA MOTOR RECEIVABLES CORPORATION

                                                       By:                      *
                                                            -----------------------------------------
                                                                           Shohei Kato
                                                                      DIRECTOR AND PRESIDENT

                                                       YAMAHA MOTOR MASTER TRUST

                                                       By:  YAMAHA MOTOR RECEIVABLES CORPORATION
                                                            as originator of the Trust

                                                       By:                      *
                                                            -----------------------------------------
                                                                           Shohei Kato
                                                                      DIRECTOR AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       Director and President
                                                         (principal executive
                          *                              officer, principal
     -------------------------------------------         financial officer and
                     Shohei Kato                         principal accounting
                                                         officer)

                 /s/ RUSSELL D. JURA                   Director and Assistant       November 21, 2000
     -------------------------------------------         Secretary
                   Russell D. Jura

                          *                            Director
     -------------------------------------------
                    Alan Harnisch

                          *                            Director
     -------------------------------------------
                  Walter G. Pettey



*By:                 /s/ RUSSELL D. JURA                                             November 21, 2000
           ---------------------------------------
                       Russell D. Jura
                      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         1.1            Form of Underwriting Agreement(7)

         3.1            Amended and Restated Certificate of Incorporation of the
                        Transferor(1)

         3.2            Bylaws of the Transferor(2)

         4.1            Form of Amended and Restated Master Pooling and Servicing
                        Agreement among the Transferor, the Servicer, and the Trustee(3)

         4.2            Form of Series 2000-1 Supplement to the Master Pooling and
                        Servicing Agreement(7)

         5.1            Opinion of GnazzoThill, A Professional Corporation re:
                        Legality

         8.1            Opinion of GnazzoThill, A Professional Corporation re: Tax
                        Matters

        10.1            Form of Receivables Purchase Agreement between Yamaha Motor
                        Corporation, U.S.A. and the Transferor(4)

        10.2            Form of Receivables Sale Agreement between Yamaha Motor
                        Corporation, U.S.A. and Deutsche Financial Services
                        Corporation.(5)

        10.3            Form of Servicing Agreement between Yamaha Motor
                        Corporation, U.S.A. and Deutsche Financial Services
                        Corporation(6)

        10.4            First Amendment to Receivables Purchase Agreement between
                        Yamaha Motor Corporation, U.S.A. and the Transferor, dated as of May 1, 1999(7)

        10.5            First Amendment to Receivables Sales Agreement between
                        Yamaha Motor Corporation Corporation, U.S.A. and Deutsche
                        Financial Services Corporation, dated as of May 1, 1999(7)

        10.6 First Amendment to the Amended and Restated Master Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee, dated as of November 19, 1999(7)

        10.7            First Amendment to Servicing Agreement between Yamaha Motor
                        Corporation Corporation, U.S.A. and Deutsche Financial
                        Services Corporation, dated as of May 1, 1999(7)

        23.1            Consent of GnazzoThill, A Professional Corporation
                        (contained in Exhibit 5.1)

        23.2            Consent of GnazzoThill, A Professional Corporation
                        (contained in Exhibit 8.1)

         24.            Powers of Attorney (included on page II- 9)


------------------------

(1) Incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-74069.

(2) Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-72806.

(3) Incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-74069.

(4) Incorporated by reference to Exhibit 10.1 of Registration Statement No. 33-72806.

(5) Incorporated by reference to Exhibit 10.2 of Registration Statement No. 333-74069.

(6) Incorporated by reference to Exhibit 10.3 of Registration Statement No. 33-72806.

(7) Incorporated by reference to Amendment No. 1 to Registration Statement No. 333-45516.